UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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Cornell Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORNELL COMPANIES, INC.

1700 West Loop South, Suite 1500

Houston, Texas 77027

CORRECTION TO PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2005

June 22, 2005

Dear Stockholder:

In connection with the 2005 Annual Meeting of Stockholders of Cornell Companies, Inc. (the “Company”) to be held on June 30, 2005, you recently should have received copies of the Notice of Annual Meeting of Stockholders and our Proxy Statement (the “Proxy Statement”).

Through an inadvertent administrative error, the Proxy Statement states that as of May 16, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 14,347,674 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company.  In fact, there were 13,398,532 shares of Common Stock outstanding on the record date.  Holders of record on the record date will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

Sincerely,

Patrick N. Perrin

Corporate Secretary and

Chief Administrative Officer